UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 10, 2017

Date of Report

(Date of earliest event reported)

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36620	20-1000967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On July 10, 2017, Jon Kuwahara became the Senior Vice President of Finance and Administration of Novus Therapeutics, Inc. (the “Company”). Mr. Kuwahara replaces Christine G. Ocampo as the Company’s principal accounting officer and principal financial officer. Ms. Ocampo, who has served as the Company’s Chief Financial and Compliance Officer since May 2017, will continue to be engaged with the Company as a consultant into 2018.

Pursuant to the terms of Mr. Kuwahara’s employment offer letter (the “Offer Letter”), Mr. Kuwahara will receive an annual salary of $275,000 and is eligible for a target bonus in an amount equal to 30% of his annual base salary. In connection with his appointment as the Company’s Senior Vice President of Finance, Mr. Kuwahara was granted an option to purchase up to 35,000 shares of the Company’s common stock (the “Inducement Option”). The Inducement Option has an exercise price equal to the fair value of the Company’s common stock on the date of the grant (the “Grant Date”). The Inducement Option vests and becomes exercisable: (i) with respect to 8,750 shares on the first anniversary of the Grant Date; and (ii) with respect to the remaining shares ratably each quarter over the subsequent three years, such that the Inducement Option will be fully vested and exercisable on the fourth anniversary of the Grant Date. The Inducement Option was granted outside of the Company’s shareholder-approved equity incentive plans, but is governed in all respects as if granted under the Company’s 2014 Stock Incentive Plan.

Mr. Kuwahara, age 52, has over 25 years of finance and operations experience, primarily within the pharmaceutical industry. Prior to joining the Company, from June 2016 to June 2017, Mr. Kuwahara served as Vice President of Finance at Espero Pharmaceuticals, a private pharmaceutical company focused on the development and commercialization of cardiovascular products. Prior to Espero, from November 2014 to June 2016, Mr. Kuwahara served in multiple roles, most recently as Corporate Controller, at Avanir Pharmaceuticals, a public pharmaceutical company focused on the development and commercialization of central nervous system products (acquired by Otsuka Pharmaceuticals). Prior to Avanir, from October 2010 to October 2014, Mr. Kuwahara served as Assistant Corporate Controller at Questcor Pharmaceuticals, a public specialty pharmaceutical company (acquired by Mallinckrodt Pharmaceuticals). Since December 2015, Mr. Kuwahara has served as a member of the Board of Directors, and Chairman of the Audit Committee, for Emmaus Life Sciences, Inc., a biopharmaceutical company focused on rare and orphan diseases. Mr. Kuwahara holds a B.B.A. with emphasis in accounting from the University of Hawaii and is a certified public accountant in California and Hawaii.

There were no arrangements or understandings between Mr. Kuwahara and any other person pursuant to which Mr. Kuwahara was selected as an officer. Mr. Kuwahara does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: July 10, 2017	By:	/s/ Gregory J. Flesher
	Name:	Gregory J. Flesher
	Title:	Chief Executive Officer